Distribution Financial Services RV Trust 1999-1
October 15, 1999 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance                                         $872,752,574.59
Beginning Pool Factor                                               0.87274960

Distribution Allocable to Principal on Notes
              Prior                                Current
      Class   Principal Pymt. $1000 orig.prin.bal. Principal Pymt. $1000 orig.prin.bal.
       A-1    $4,546,760.37       40.3285381           $0.00        0.0000000
       A-2   $14,507,828.37       63.7625462  $17,467,705.64       76.7713374
       A-3            $0.00        0.0000000           $0.00        0.0000000
       A-4            $0.00        0.0000000           $0.00        0.0000000
       A-5            $0.00        0.0000000           $0.00        0.0000000
       A-6            $0.00        0.0000000           $0.00        0.0000000
         B            $0.00        0.0000000           $0.00        0.0000000
         C            $0.00        0.0000000           $0.00        0.0000000

Distribution Allocable to Interest on Notes
                 Prior                               Current
Class    Rate    Interest Pymt. $1000 orig.prin.bal. Interest Pymt. $1000 orig.prin.bal.
  A-1     4.97%      $18,831.17        0.1670274           $0.00        0.0000000
  A-2     5.38%   $1,020,088.35        4.4833333     $955,044.92        4.1974646
  A-3     5.70%     $940,490.50        4.7500000     $940,490.50        4.7500000
  A-4     5.84%     $937,524.40        4.8666667     $937,524.40        4.8666667
  A-5     5.97%     $794,616.95        4.9750000     $794,616.95        4.9750000
  A-6     6.02%     $322,902.77        5.0166667     $322,902.77        5.0166667
    B     6.36%     $132,500.00        5.3000000     $132,500.00        5.3000000
   C      7.23%     $120,500.00        6.0250000     $120,500.00        6.0250000

Note Balance After Giving Effect to Principal Distribution
      Class    Beginning Balance    Pool Factor  Ending Balance     Pool Factor
       A-1                0.00         0.0000000           $0.00        0.0000000
       A-2      213,021,171.63         0.9362375 $195,553,465.99        0.8594661
       A-3      197,998,000.00         1.0000000 $197,998,000.00        1.0000000
       A-4      192,642,000.00         1.0000000 $192,642,000.00        1.0000000
       A-5      159,722,000.00         1.0000000 $159,722,000.00        1.0000000
       A-6       64,366,000.00         1.0000000  $64,366,000.00        1.0000000
         B       25,000,000.00         1.0000000  $25,000,000.00        1.0000000
         C       20,000,000.00         1.0000000  $20,000,000.00        1.0000000
Servicing Fee                                                         $363,646.91
Servicing Fee Per $1,000 of Orig.Note                                   0.3636469

Realized Losses                                                       $526,741.40

Reserve Account Balance                                            $17,119,258.21

Payments Received with Respect to Receivables During
Most Recently Ended Collection Period                              $22,799,100.49
      Interest Payments Received                                    $6,671,401.14
      Scheduled Principal Payments Received                         $4,230,714.68
      Principal Prepayments Received                               $11,896,984.67

Distribution to Residual Interestholders                                    $0.00

Noteholders' Interest Carryover Shortfall                                   $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note               0.0000000

Aggregate Purchase Amounts for Receivables that were
purchased in related Collection Period                                      $0.00

Ending Pool Balance                                               $855,962,910.63
Ending Pool Factor                                                     0.85596000